UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

Unum Group
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square Chattanooga, Tennessee 37402
(Address of principal executive offices)(Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)

On December 14, 2011, Kevin P. McCarthy was appointed to serve as Executive Vice President and Chief Operating Officer of Unum Group (“Unum Group” or the “Company”), in addition to maintaining his role as President and Chief Executive Officer, Unum US, effective January 1, 2012.

Mr. McCarthy, age 56, was named Executive Vice President, President and Chief Executive Officer, Unum US in May 2007. He previously served as Executive Vice President, President, Unum US from January 2007. Prior to that, he served as Executive Vice President, Risk Operations from January 2006 and, before that, as Executive Vice President, Underwriting from May 2003. Mr. McCarthy originally joined a Unum Group predecessor company in 1976.

A copy of the Company’s news release announcing Mr. McCarthy’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following exhibit is filed with this report:
99.1	News release of Unum Group dated December 16, 2011, announcing the appointment of Kevin P. McCarthy as chief operating officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date:	December 16, 2011	By:	/s/ Susan N. Roth
			Name:	Susan N. Roth
			Title:	Vice President, Transactions, SEC
and Corporate Secretary

INDEX TO EXHIBIT

Exhibit No.	Description
99.1	News release of Unum Group dated December 16, 2011, announcing the appointment of Kevin P. McCarthy as chief operating officer.